UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2006

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

000-18911	81-0519541
(Commission File Number)	(IRS Employer Identification No.)

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Principal Officers, Election of Directors; Appointment Principal Officers

          On September 28, 2006, we issued a press release announcing the appointment of Douglas J. McBride to the Board of Directors of Glacier Bancorp, Inc. effective September 27, 2006.  Dr. McBride joins the board as an “independent” director, as defined by Nasdaq.  Dr. McBride will serve on the Audit/Compliance, Compensation, Nominating/Corporate Governance and Executive Loan Committees. At our 2007 annual shareholder meeting, it is anticipated that Dr. McBride will be recommended by the Board to our shareholders to continue serving in our class of Directors with terms to expire in 2010.  Dr. McBride has served as a director of Glacier’s subsidiary Western Security Bank since 2003.

          Dr. McBride has not been involved in any related party transaction, within the meaning of Item 404(a) of Regulation S-K, with us or any of our subsidiaries.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits

          (a)  Financial Statements:          None

          (b)  Pro Forma Financial Information:   None

          (d)  Exhibits.

                 99.1     Press Release dated September 28, 2006 regarding new director.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2006	GLACIER BANCORP, INC.

	By:	/s/ Michael J. Blodnick

Michael J. Blodnick
President and Chief Executive Officer